                                             As filed pursuant to Rule 424(b)(5)
                                                under the Securities Act of 1933
                                                     Registration No. 333-117949

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED DECEMBER 27, 2004
(TO PROSPECTUS DATED SEPTEMBER 23, 2004)

                                  $942,516,856
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2004-30CB
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-30CB

                             ---------------------

     This Supplement updates the Prospectus Supplement dated December 27, 2004 to the Prospectus dated September 23, 2004 with respect to the above captioned series of certificates.

     Subsequent to the closing date, at the request of the Depositor, Moody's Investors Service, Inc. has rated the following certificates:

                                               CLASS              RATING
                                             ---------            ------
                                             Class M              Aa3
                                             Class B-1            A3
                                             Class B-2            Baa2

The Standard & Poor's ratings on page S-3 of the Prospectus Supplement remain unchanged.

DEUTSCHE BANK SECURITIES                      COUNTRYWIDE SECURITIES CORPORATION
                The date of this Supplement is January 10, 2005.